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October 19, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549
U.S.A.

Dear Ladies and Gentlemen:

Re: Kedem Pharmaceuticals Inc. (the “Company”)

This letter confirms that we have reviewed Item 4.01, Changes in Registrant’s Certifying Accountant, of the Company’s Form 8-K/A dated October 19, 2011 and are in agreement with the statements made therein as it pertains to our firm.

Yours very truly,

/s/ UHY LDMB ADVISORS INC.
UHY LDMB ADVISORS INC.
CHARTERED ACCOUNTANTS